                                                                    EXHIBIT 23.2

MANHEIM
AUCTIONS

                                                               February 19, 2002



Ariel Amir
Executive Vice President and General Counsel autobytel.com inc.
18872 MacArthur Boulevard
Irvine, CA 92612-1400

Dear Mr. Amir:

This letter will serve as permission to use our statistics, with proper identification, in your Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

As reflected in the attached, the size of the U.S. automotive market (new and used) in 2000 and 2001 was $743 billion and $755 billion, respectively.

Sincerely,

/s/ George Largay

George Largay
Director of Communications
404-269-7065
404-843-5378 Fax

1400 LAKE HEARN DRIVE
ATLANTA, GEORGIA 30319
800-777-2053
http://www.manheim.com